CONSULTING AGREEMENT

       This Consulting Agreement ("Agreement") is entered into as of the 1st day of October, 2005 by and between SEMORAN FINANCIAL CORPORATION ("Company"), a corporation organized under the laws of the State of Florida, and Malcolm S. MacDIARMID, an adult individual residing in the State of Florida ("Consultant").

       The parties hereto agree as follows:

       1.       Engagement. The Company hereby engages the Consultant and the Consultant hereby agrees to render, at the request of the Company, advisory and consulting services for the Company in connection with the Company's formation of its proposed banking subsidiary ("Bank"), upon the terms and conditions hereinafter set forth.

       2.       Term. The term of this Agreement shall begin as of the date of this Agreement and shall terminate on the earliest of (i) September 30, 2006; (ii) the date on which the Bank opens for business following the receipt of (and satisfaction of all conditions to opening for business under) its authorization to commence its banking business (the "Charter") from the Florida Department of Banking and Finance (the "Florida Department") and approval of its application for deposit insurance from the Federal Deposit Insurance Corporation (the "FDIC"); (iii) the date on which the Company advises the Consultant that it has abandoned its effort to obtain the Charter; (iv) the date on which the Consultant receives written notice from the Company that it is terminating this Agreement "for cause" as hereafter defined; (v) or the death or disability of the Consultant (as used herein, the disability of the Consultant shall be deemed to have occurred when he has been unable to perform his services under this Agreement for a period of forty-five (45) consecutive days or the Consultant has made any claim under any disability insurance policy). As used herein, "for cause" shall be defined as follows: (a) the Consultant's failure to use diligent and good faith efforts to perform the services requested by the Company under this Agreement (which failure is not cured within five (5) days following written notice to the Consultant); (b) the Consultant's willful misconduct or gross negligence in the performance of his services hereunder; (c) the Consultant's conviction of a crime or involvement in any conduct which could, in the judgment of the Company, adversely impact on the reputation of the Company or the Bank or the prospects of the Bank receiving its Charter; or (d) receipt by the Company of any notification from the FDIC or the Florida Department, indicating that the Consultant would not be an acceptable candidate to be the Chief Lending Officer of the Bank.

       3.       Compensation. During the term of this Agreement, as compensation for all services rendered by the Consultant under this Agreement, the Company shall pay the Consultant the following amounts:

              (a)       Consulting Fee. The Company shall pay the Consultant a fee equal to Eight Thousand Dollars ($8,000) per month (prorated for any partial month), which shall be paid in arrears in one installment of Eight Thousand Dollars ($8,000) on the 20th day of each calendar month. Such fee shall be payable without deduction for federal income, social security or state income taxes or any other amounts.

              (b)       Deferred Compensation. If the term of this Agreement shall expire pursuant to clause (ii) of Paragraph 2 hereof, not later than thirty (30) days prior to the date the

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Bank opens for business, the Company shall pay or cause the Bank to pay the sum of $100,000 to the Consultant.

              (c)       Reimbursable Expenses. The Company shall reimburse the Consultant for the properly documented costs of operating an automobile, the cost of business meals, telephone, supplies and similar items, all if incurred by the Consultant in performing his services hereunder, and the monthly cost of medical insurance incurred by the Consultant in an amount not to exceed $750.

       4.       Duties. The Consultant shall render services conscientiously and shall devote his full time, attention, efforts and abilities to the organizational activities of the Company and the Bank, including without limitation obtaining regulatory approvals, site development activities, personnel matters and capital raising activities, at such times during the term hereof and in such manner as reasonably requested by the Company, and performed at such places and at such times as are reasonably convenient to the Company and the Consultant. The Consultant shall observe all policies and directives promulgated from time to time by the Company's board of directors.

       5.       Independent Contractor. It is expressly agreed that Consultant is acting as an independent contractor in performing services hereunder. Accordingly, unless due to a change in circumstances during the term hereof, the parties mutually agree that such independent contractor relationship should change, the Company shall have no obligation to carry worker's compensation insurance or any health or accident insurance to cover Consultant, to pay any contributions to social security, unemployment insurance, federal or state withholding taxes, or to provide any other contributions or benefits which might be expected in an employer-employee relationship.

       6.       Covenant Not to Compete. The Consultant hereby acknowledges and recognizes the highly competitive nature of the Company's business and accordingly agrees that, during and for the period commencing with the date hereof and ending on the later of (i) December 31, 2006 or (ii) the termination, whether by the Company or the Consultant, of this Agreement, the Consultant will not, except as provided in Paragraph 4 hereof and under the terms of the employment agreement referred to in paragraph 10 hereof, directly or indirectly:

       (a)       engage in any business activity related to the business of banking or financial services, or the formation of any entity for the purpose of engaging in such a business (other than on behalf of the Company to the extent that the Consultant is then in the employ of or consulting for the Company), within Seminole or Orange Counties, Florida, whether such engagement is as an officer, director, proprietor, employee, partner, member, investor (other than as a passive investor owning less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or other participant in another business,

       (b)       assist others in engaging in any of the business activities prohibited to the Consultant under clause (a) above, or

       (c)       induce employees of the Company or any proposed employees of the Company or the Bank to engage in any activities hereby prohibited to the Consultant or to terminate their employment (prospective or otherwise).

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The term of this restriction shall be extended for a period of time equal to any period of time during which the Consultant violates or fails to observe the provisions of this paragraph.

       7.       No Disclosure of Confidential Information. The Consultant acknowledges that the Company's trade secrets and private processes, as they may exist from time to time, and confidential information concerning the formation and development of the Bank, the Bank's planned products, technical information regarding the Bank, and data concerning potential customers of and investors in the Company are valuable, special, and unique assets of the Company, access to and knowledge of which are essential to the performance of the Consultant's duties under this Agreement. In light of the highly competitive nature of the industry in which the business of the Company is conducted, the Consultant further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Consultant as a result of his engagement by the Company shall be considered confidential information. In recognition of this fact, the Consultant agrees that the Consultant will not, during or after the term of this Agreement, disclose any of such secrets, processes, or information to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of the Consultant's duties as a consultant to the Company and then only upon a written confidentiality agreement in such form and content as requested by the Company from time to time, nor shall Consultant make use of any of such secrets, processes or information for Consultant's own purposes or for the benefit of any person or other entity (except the Company and its subsidiaries, if any) under any circumstances during or after the term of this Agreement.

       8.       Return of Property. Consultant acknowledges that all memoranda, notes, records, reports, manuals, books, papers, letters, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales or financial information and aids relating to the Company's or Bank's business, and any and all other documents containing confidential information furnished to Consultant by any representative of the Company or otherwise acquired or developed by Consultant in connection with his duties under this Agreement (collectively, "Recipient Materials") shall at all times be the property of the Company or the Bank, as applicable. Within three calendar days of the termination of this Agreement, Consultant shall return to the Company or Bank, as applicable, any Recipient Materials which are in his possession, custody or control.

       9.       Remedies. In the event that Consultant violates any of the provisions set forth in Paragraph 6, 7 or 8 of this Agreement, Consultant acknowledges that the Company would suffer immediate and irreparable harm and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in Paragraph 6, 7 or 8 of this Agreement were not performed in accordance with their terms or otherwise were materially breached. Accordingly, Consultant agrees that, without the necessity of proving actual damages or posting bond or other security, the Company shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which the Bank may be entitled, at law or in equity. In such a situation, the parties agree that the Company may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation of Paragraph 6, 7 or 8 of this Agreement, and the

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pursuit of any particular remedy or remedies shall not be deemed an election of remedies or waiver of the right to pursue any other remedy.

       10.       Employment Agreement. The Consultant shall enter into, and the Company shall (and shall cause the Bank to) enter into, an employment agreement with the Consultant in the form attached hereto as Addendum 1, but subject to the review, modification and approval of the Bank's primary regulators, which employment agreement shall only be entered into by the Company and the Bank and shall only be effective if and as of the date on which the Bank opens for business, subject to and following the receipt of (and satisfaction of all conditions to opening for business under) the Charter from the Florida Department and approval of its application for deposit insurance from the FDIC.

       11.       Assignment. Consultant's obligations under this Agreement are personal in nature and may not be assigned by Consultant, this Agreement being entered into in reliance upon and in consideration of the personal skill and qualifications of Consultant. Any attempted assignment or transfer by Consultant of his obligations hereunder shall be void.

       12.       Modification. This Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties.

       13.       Notice. All notices and other communications required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly given if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by United States mail, or (d) sent by facsimile transmission followed by a confirmation copy delivered by recognized overnight courier service the next day. Such notices, requests, consents and other communications shall be sent to the respective parties as follows (or at such other address for a party as shall be specified by like notice to the other party):

If to Company:
Semoran Financial Corporation
Attention: J. Michael Bass
PrimeQuest Wealth Management
555 Winderley Place, Suite 300
Maitland, FL 32751
FAX: (866) 584-4062

If to Consultant:

Malcolm S. MacDiarmid
1723 Golfside Drive
Winter Park, FL 32792

       Any notice or other communication given pursuant to this Agreement shall be effective (i) in the case of personal delivery, telex or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit with the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of a recognized overnight courier service, one (1) business day after delivery to the courier service together with all appropriate fees or charges and instructions for overnight delivery.

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       14.       Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

       15.       Entire Agreement. The parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties; that each executed this Agreement based upon the express terms and provisions set forth herein; that, in accepting this consulting arrangement, the Consultant has not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement.

       16.       Successors, Binding Agreement. Subject to the restrictions on assignment contained herein, this Agreement shall inure to the benefit, and be enforceable by, the parties and their respective successors and assigns.

       17.       Validity. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, (A) such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (B) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (C) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

       18.       Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws.

       19.       Counterparts. This Agreement may be executed in separate counterparts and delivered via facsimile, provided that originals are contemporaneously mailed or hand delivered to the parties.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CONSULTANT
/S/ Malcolm S. MacDiarmid 10-11-05 Malcolm S. MacDiarmid Date
SEMORAN FINANCIAL CORPORATION
By:	/s/ Robert C. Hartnett 10-11-05 Robert C. Hartnett, Vice Chairman Date

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Addendum 1

EMPLOYMENT AGREEMENT

       This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this ___ day of _________, 2006, by and between Semoran Financial Corporation, a corporation organized under the laws of the State of Florida (the "Company"), ___________________, a Florida state bank (the "Bank") and Malcolm S. MacDiarmid, a resident of the State of Florida (the "Executive").

       WHEREAS, the Executive has considerable experience, expertise and training in management related to banking and to the services to be offered by the Bank; and

       WHEREAS, the Company and the Bank each wishes for the Executive to be employed as President of the Company and as President and Chief Lending Officer of the Bank and the Bank, and the Executive desires to accept employment, subject to and on the terms and conditions set forth in this Agreement; and

       WHEREAS, each of the Company and the Bank (through their respective Boards of Directors, where the Board of Directors of the Company is hereinafter called the "Board") and the Executive have read and understood the terms and provisions set forth in this Agreement and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

       NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Executive and the Company and the Bank hereby agree as follows:

A. DURATION

    This Agreement shall become effective (the "Effective Date") on the date that the Bank opens for business following receipt by the Bank of (and satisfaction of all conditions to opening for business under) its authorization to commence the banking business (the "Charter") from the Florida Department of Banking and Finance (the "Florida Department") and approval of its application for deposit insurance from the Federal Deposit Insurance Corporation (the "FDIC"), provided that as of such date the Consulting Agreement between the Company and the Executive, dated as of October 1, 2005 (the "Consulting Agreement"), had not been terminated by operation of clauses (i), (iii), (iv), or (v) of paragraph 2 of the Consulting Agreement. Thereafter, this Agreement shall continue in full force and effect, subject to paragraph 2 below, until the fifth anniversary date of the Effective Date, unless earlier terminated as provided herein.

    B. COMPENSATION

    During the term of this Agreement, the Bank shall:

      Pay the Executive a base salary of $140,000 annually, appropriately prorated for partial months at the commencement and end of the term of this Agreement, which base salary shall be adjusted on each anniversary of the Effective Date by a percentage equivalent to the percentage of the increase in the cost of living based upon the Consumer Price Index for Orlando, Florida,

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      where such index for the relevant month is compared to such index for the same calendar month in the previous year; and

      Beginning with the fiscal year ending December 31, 2007, pay to the Executive an annual (fiscal year) bonus as determined by the Board, which shall not be less than ten percent (10%) of his base salary for such year, but which shall be subject to (i) the Bank maintaining at least a CAMEL II Rating and (ii) the Bank reporting net income for the fiscal year and the Bank's return on assets, return on equity and quality of loan portfolio meeting or exceeding the minimum parameters established by the Board for such year (collectively, "Meeting Performance Goals").

    The Bank shall furnish the Executive with an automobile, the retail value of which shall not exceed $40,000, for use in the performance of his duties and obligations under this Agreement. The Company and/or the Bank, as appropriate, shall also reimburse the Executive for all reasonable expenses, including, but not limited to, the expenses associated with an individual membership in at least one civic organization and chamber of commerce, travel expenses, lodging expenses, and meals and entertainment expenses, that the Executive may incur in the performance of his duties and obligations under this Agreement; provided, however, that the Executive shall be required to submit receipts or other acceptable documentation to the cashier of the Bank or such other officer designated by the Board to verify the business use of the automobile and business purpose of such expenses prior to any reimbursement.

    The Executive shall be entitled to receive employee and dependent health insurance, paid sick leave and four (4) weeks of paid vacation per year as well as any additional benefits provided to all Bank employees, all in accordance with the Bank's employment policies. All employee benefits provided to the Executive by the Bank incident to the Executive's employment shall be governed by the applicable plan documents, summary plan descriptions or employment policies, and may be modified, suspended or revoked at any time in accordance with the terms and provisions of the applicable documents.

    The Bank shall also provide the Executive with two policies of term life insurance coverage, each in an amount of not less than $200,000 and having a term of not less than ten years, one of which shall be on the life of the Executive (the beneficiary being the Executive's spouse) and the other on the life of the Executive's spouse (the beneficiary being the Executive).

    On the Effective Date, the Company shall grant the Executive non-qualified stock options to purchase 20,000 shares of its common stock, with an exercise price equal to the purchase price of shares of its common stock in the initial offering of such shares, which option shall vest ratably over three years. In addition, the Company shall grant to the Executive (i) on each anniversary of the Effective Date, a non-qualified stock option to purchase 2,000 shares of the Company's common stock with an exercise price not less than the fair market value of such stock on the date of the grant, which option shall vest ratably over three years and (ii) on March 1 of each fiscal year beginning in 2008, a non-qualified option to purchase 2,000 shares of the Company's common stock, with an exercise price not less than the fair market value of such stock on the date of the grant, which option shall vest ratably over three years, provided that such grant shall be subject to the Bank Meeting Performance Goals for the immediately preceding fiscal year.

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    The parties hereto acknowledge that the compensation set forth herein and the other covenants and agreements of the Bank contained herein are fair and adequate compensation for the Executive's services and for the covenants of the Executive as set forth herein.

    C. RESPONSIBILITIES

    The Executive shall be employed as President of the Company and as President and Chief Lending Officer the Bank, reporting to the Board, and shall faithfully devote all of his time, his best efforts and his primary focus to such positions. In this connection, the Executive acknowledges and agrees that, during the term of this Agreement, he will have fiduciary duties of loyalty and care to the Company and the Bank. Accordingly, the Executive shall not engage in any activity which will or could, in any significant way, harm the business, business interests, or reputation of the Company, the Bank or the Board, shall not, directly or indirectly, engage in competition with the Company or the Bank and shall not usurp to himself any corporate opportunities available to the Company or the Bank.

    During the term of this Agreement, the Company shall cause the Executive to be elected as a director of the Company and the Bank. The Executive shall be entitled to receive the director fees, if any, payable to the members of the Board and to the directors of the Bank.

    D. NONINTERFERENCE

    The Executive hereby acknowledges that, as part of his employment with the Bank, he will have become familiar with the salary, pay scale, capabilities, experiences, skill and desires of the Bank's employees. Accordingly, the Executive shall maintain the confidentiality of such information and, for a period of one year subsequent to the termination of this Agreement, whether such termination occurs as a result of an action by the Company or the Bank, or as a result of a voluntary action by the Executive, the Executive shall not recruit, hire, or attempt to recruit or hire, directly or by assisting others, any other employee of the Bank, nor shall the Executive contact or communicate with any other employee of the Bank for the purpose of inducing such other employee to terminate his or her employment with the Bank. For purposes of this covenant, "other employee" shall refer to an employee who is actively employed by the Bank at the time of the attempted recruiting or hiring or was actively employed by the Bank within the six month period immediately preceding such attempted recruiting or hiring.

    The Executive hereby acknowledges that, in his position of employment, the Executive will be exposed to confidential information and trade secrets (hereafter "Proprietary Information") pertaining to or arising from the business of the Company, the Bank, and their respective affiliates (if any) and agrees that such Proprietary Information is unique and valuable to the Company's or the Bank's business and that the Company and the Bank would suffer irreparable injury if this information were publicly disclosed. Accordingly, the Executive shall keep in strict secrecy and confidence, both during and after the period of his employment, any and all Proprietary Information which the Executive acquires, or to which the Executive has access, during his employment by the Company or the Bank, that has not been publicly disclosed by the Company or the Bank. The Proprietary Information covered by this Agreement shall include, but shall not be limited to: (a) the identities of the Bank's existing and prospective

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    customers, including names, addresses, credit status, and pricing levels; (b) the buying and selling habits of the Bank's existing and prospective customers; (c) financial information about the Company or the Bank; (d) product and systems specifications, concepts for new or improved products and other product or systems data; (e) the identities of, and special skills possessed by, the Bank's employees; (f) the identities of and pricing information about the Bank's suppliers and vendors; (g) training programs developed by the Bank; (h) pricing studies, information and analyses; (i) financial models, business projections and market studies; (j) business plans and strategies; and (k) computer programs and software developed by the Bank or its consultants. The agreements entered into under this paragraph 11 shall survive the term of the Employee's employment to the extent reasonably necessary to accomplish their purpose in protecting the interests of the Company and the Bank in any Proprietary Information disclosed to, or learned by, the Executive while employed.

    The Executive acknowledges that the special relationship of trust and confidence between him and the Bank's customers, together with access to Proprietary Information, will place him in a unique position to benefit from the Bank's goodwill and know-how. The Executive also acknowledges that it would be highly likely that, in the performance of his duties as a director, officer, employee, investor, agent or consultant of any person, association, entity, or company which competes with the Bank or the Company, or which intends to or may compete with the Bank or the Company, he would misappropriate the Bank's goodwill and know-how and use the Proprietary Information to or for the benefit of such other person, association, entity, or company. The Executive also acknowledges and agrees that it is fair and reasonable for the Company and the Bank to take steps to protect itself from the risk of such misappropriation. Accordingly, in consideration for the above-recited valuable consideration, as well as to protect the vital interests of the Company and the Bank described in these noninterference provisions, the Executive shall not, during the term of this Agreement and for a period of one year following the termination of this Agreement by either party, be or become engaged in any way, directly or indirectly (other than as a passive investor owning less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), as an individual proprietor, beneficiary, trustee, owner, partner, stockholder, officer, director, executive, investor, lender, sales representative, or in any other capacity, in any activity or endeavor which competes or conflicts with the Bank's business or the business of the Bank or the business of any of their respective affiliates (if any), as such business has been conducted during the years of the Executive's employment with the Bank, within Seminole and Orange Counties, Florida. It is the parties' desire that these restrictions be enforced to the fullest extent allowed by law.

    The Executive agrees that the restriction set forth in paragraph 12 above is (a) ancillary to an otherwise enforceable agreement, is supported by independent valuable consideration, and that the limitations as to time, geographical area, and scope of activity to be restrained by paragraph 12 are reasonable and acceptable, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company and the Bank and (b) creates a narrowly tailored advance approval requirement in order to avoid unfair competition and irreparable harm to the Company and the Bank and is not intended or to be construed as a general restraint from engaging in a lawful profession or a general covenant against competition. It is agreed and understood that the Executive may not avoid the purpose and intent of paragraph 12 by engaging in conduct within the geographically limited area from a remote location through means such as telecommunication, written correspondence, computer

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    generated or assisted communications, or similar methods. The Executive agrees that if, at some later date, a court of competent jurisdiction determines that the non-competition agreement set forth in paragraph 12 does not meet the criteria set forth by applicable law, such paragraph may be reformed by the court and enforced to the maximum extent permitted under applicable law.

    The Executive acknowledges that the covenants set forth in these noninterference provisions are material conditions to the Company's willingness to execute and deliver this Agreement and to provide the Executive the compensation and benefits and other consideration provided hereunder. The parties agree that the existence of any claim or cause of action of the Executive against the Company or the Bank, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company or the Bank of such covenants. It is specifically acknowledged that the periods following the termination of employment stated in paragraphs 10 and 12 during which the agreements and covenants of the Executive made in such paragraphs are effective, are to be computed by excluding from such computation any time during which the Executive is in violation of any provision of paragraphs 10 or 12. The covenants contained in these noninterference provisions will not be affected by any breach of any other provision hereof by any party hereto. In addition, the Executive's obligations under these noninterference provisions shall survive the termination of this Agreement and the Executive's employment with the Company or the Bank. The Executive's obligations under these noninterference provisions are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which he may have to the Company or the Bank under general legal or equitable principles, or other Company or the Bank policies.

    E. REMEDIES

    In the event that the Executive violates any of the provisions set forth in this Agreement relating to noninterference, the Executive acknowledges that the Company and the Bank would suffer immediate and irreparable harm and would not have an adequate remedy at law for money damages. Accordingly, the Executive agrees that, without the necessity of proving actual damages or posting bond or other security, the Company and the Bank shall be entitled to temporary or permanent injunction and to specific enforcement of such covenants, in addition to any other remedy to which the Company and the Bank may be entitled at law or in equity. In such a situation, the parties agree that the Company and the Bank may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order, as to any breach, violation, or threatened breach or violation of any of the provisions set forth in this Agreement relating to noninterference, and the pursuit of any particular remedy or remedies shall not be deemed an election of remedies or waiver of the right to pursue any other remedy.

    F. TERMINATION

    The Board shall be entitled to terminate this Agreement, for any reason, by providing the Executive with thirty (30) days written notice of the termination. However, if this Agreement is terminated by the Company without Good Cause, as defined in this Agreement, the Company and the Bank shall provide the Executive with the severance set forth in paragraph 24 of this Agreement.

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    For purposes of this Agreement, "Good Cause" shall be defined as the occurrence of any one of the following events:

      The determination of the Board, in the exercise of its reasonable judgment, that the Executive has violated any material provision of this Agreement or was grossly negligent in the performance of his duties hereunder, and has failed to cure such violation or the effects of such gross negligence within thirty (30) days after written notice to the Executive by the Company or the Bank specifying in reasonable detail the alleged violation;

      The determination of the Board, in the exercise of its reasonable judgment, that (i) the Executive has failed to follow one or more policy adopted by the Board and has failed to cure such failure within thirty (30) days after written notice to the Executive by the Company or the Bank specifying in reasonable detail the alleged failure; or (ii) the Executive has engaged in such an action or omission that would constitute an unsafe or unsound banking practice or would otherwise reasonably be expected to have a material adverse effect on the financial or regulatory condition of the Company or the Bank;

      The Executive is convicted of a misdemeanor involving moral turpitude, or a felony;

      The determination of the Board, in the exercise of its reasonable judgment, that the Executive has engaged in gross misconduct in the course and scope of his employment with the Company or the Bank, including indecency, immorality, gross insubordination, dishonesty, unlawful harassment, use of illegal drugs, or fighting;

      The determination of the Board, in the exercise of its reasonable judgment and in good faith, that the Executive's job performance is substantially unsatisfactory and that the Executive has failed to cure such performance within a reasonable period after written notice to the Executive by the Company or the Bank specifying in reasonable detail the nature of the unsatisfactory performance; or

      The Executive is at any time prohibited from engaging in the business of banking by any governmental regulatory agency having jurisdiction over the Bank.

    The Executive shall be entitled to terminate this Agreement at any time, for any reason, with or without cause, by providing thirty (30) days written notice to the Company or the Bank. The effective date of such resignation shall be the 30th calendar day following the date the notice is given or such other later date as may be set forth in the notice. Upon the Executive's resignation, the Executive shall be entitled to receive any base salary which has been earned by him through the effective date of such resignation and no other compensation.

    If the Executive dies during the term of this Agreement and while in the employ of the Bank, this Agreement will terminate automatically, without notice, on the date of the

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    Executive's death and neither the Company nor the Bank shall have any further obligation to the Executive or his estate under this Agreement (other than death benefits payable under any benefit plans to which the Executive is a party), except that the Bank shall pay to the Executive's estate that portion of the Executive's base salary accrued through the date on which the Executive's death occurred. To the maximum extent, and for the term permitted by the health benefit provisions of the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1986, if the Executive dies during the term of this Agreement and while in the employ of the Bank, the Company shall provide or maintain health insurance benefits, at the Company's expense, for the Executive's spouse.

    The Executive acknowledges and agrees that this Agreement will terminate immediately, without notice, in the event the Executive becomes physically or mentally disabled, and cannot, as a result, perform the essential functions of his position. The determination of whether the Executive has become physically or mentally disabled shall be made upon the joint diagnosis of two qualified physicians, one selected by the Company and the other selected by the Executive, or, if such joint diagnosis is not obtained, upon the diagnosis of a third physician selected jointly by such two physicians. In the event of a termination pursuant to this paragraph 20, the Company and the Bank shall be relieved of all their obligations under this Agreement, except that the Bank shall pay to the Executive, or his estate in the event of his subsequent death, the Executive's base salary through the date on which such termination shall have occurred.

    The Executive acknowledges that all memoranda, notes, records, reports, manuals, books, papers, letters, customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales or financial information and aids relating to the Company's or the Bank's business, and any and all other documents containing confidential information furnished to the Executive by any representative of the Company or the Bank, or otherwise acquired or developed by the Executive in connection with his duties under this Agreement (collectively, "Recipient Materials"), shall at all times be the property of the Company and the Bank. Within three calendar days of the termination of this Agreement, the Executive shall return to the Company or the Bank, any Recipient Materials which are in his possession, custody or control.

    G. CHANGE IN CONTROL

    The parties acknowledge that the Executive has agreed to assume the position of Chairman and Chief Executive Officer and to enter into this Agreement based on his confidence in the current owners of the Company and the Bank and the direction of the Bank provided by the current Board. Accordingly, in the event that the Executive is terminated by the Company or the Bank (or any successor-in-interest thereto) within sixty (60) days following a "Change of Control" (as defined below) for any reason other than for Good Cause, the Executive shall be entitled to receive the severance benefits set forth in paragraph 24.

    As used in this Agreement, a "Change of Control" shall be deemed to have occurred in each of the following instances:

      A reorganization, merger, consolidation or other corporate transaction involving the Company or the Bank, where the shareholders of the Company or

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      the Bank, respectively, immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, surviving or consolidated company's then outstanding voting securities;

      The sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party;

      The acquisition by any individual, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company, where such acquisition causes such Person to own ten percent (10%) or more of the combined voting power of the Company's then outstanding capital stock entitled to vote generally in the election of directors; provided however, that a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner of ten percent of the combined voting power of the Company's then outstanding capital stock solely as a result of the repurchase of voting securities by the Company; or

      During any period of two consecutive years, the persons who were directors of the Company immediately before the beginning of the two year period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to the beginning of such two year period whose election or nomination for election by the Company's shareholders was approved by at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director unless such individual's initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

    H. SEVERANCE

    Except as otherwise expressly provided herein, if the Company or the Bank terminates the Executive's employment for any reason other than Good Cause, as defined in this Agreement, the Executive shall be (a) entitled to severance pay, to be paid in accordance with the normal payroll procedure of the Bank, equal to the base salary that would have been due the Executive had he remained employed for a period which is the shorter of (i) the then remaining term of this Agreement or (ii) six calendar months and (b) eligible for an immediate vesting of all warrants and stock options granted to him as an organizer of the Bank and under this Agreement to the extent not then yet vested.

    I. SEVERABILITY

    If any term or provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, (a) such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or

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    unenforceable term or provision were not a part hereof; (b) the remaining terms and provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a term or provision as similar in scope and effect to such illegal, invalid or unenforceable term or provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

    J. WAIVER

    The parties acknowledge and agree that the failure of any of them to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions of this Agreement.

    K. SUCCESSORS AND ASSIGNS

    It is agreed and understood that this Agreement may be assigned by the Company or the Bank to any successor-in-interest and shall inure to the benefit of, and be fully enforceable by, any such successor and/or assignee, and that this Agreement shall be fully binding upon, and may be enforced by the Executive against, any successor and/or assignee of the Company or the Bank.

    The Executive acknowledges and agrees that his obligations, duties and responsibilities under this Agreement are personal and shall not be assignable, and that this Agreement shall be enforceable by the Executive only. In the event of the Executive's death, this Agreement shall be enforceable by the Executive's estate, executors and/or legal representatives only to the extent provided herein.

    L. CHOICE OF LAW

    THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO PROVISION THEREOF REGARDING CONFLICT OF LAWS. IT IS STIPULATED THAT FLORIDA HAS A COMPELLING STATE INTEREST IN THE SUBJECT MATTER OF THIS AGREEMENT, AND THAT THE EXECUTIVE HAS OR WILL HAVE REGULAR CONTACT WITH THE STATE OF FLORIDA IN THE PERFORMANCE OF THIS AGREEMENT.

    M. MODIFICATION

    The parties acknowledge and agree that this Agreement and the Consulting Agreement constitute the complete and entire agreement between the parties; that each executed this Agreement based upon the express terms and provisions set forth herein; that, in accepting employment with the Company and the Bank, the Executive has not relied on any representations, oral or written, which are not set forth in this Agreement; that, except for the Consulting Agreement, no previous agreement, either oral or written, shall have any effect on the

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    terms or provisions of this Agreement and is expressly superseded and revoked by this Agreement. Except as otherwise expressly provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement, shall be effective unless hereafter made in writing and signed by the party to be bound. No waiver shall be deemed a continuing waiver or a waiver of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

    N. INDEMNIFICATION

    During the term of this Agreement, the Company and the Bank shall indemnify the Executive against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses (including, but not limited to, attorneys' fees) relating to his employment by the Company and the Bank to the fullest extent permissible under the law, including, without limitation, federal and/or state banking laws and regulations, the relevant provisions of the Florida Business Corporation Act, the Company's Articles of Incorporation, and the Bank's Articles of Association. To the extent permitted by law, the Company and/or the Bank may purchase such indemnification insurance as the Board may from time to time determine.

    O. ARBITRATION

    Any dispute, controversy, or claim arising out of or relating to this Agreement or breach thereof, or arising out of or relating in any way to the employment of the Executive or the termination thereof, shall be submitted to arbitration in accordance with the Employment Dispute Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Agreement, but instead is limited to interpreting this Agreement. Notwithstanding the arbitration provisions set forth in this Agreement, the Executive and the Company and the Bank acknowledge and agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy arising under the noninterference provisions of this Agreement. These provisions shall be enforceable by any court of competent jurisdiction and shall not be subject to this paragraph 32. The Executive and the Company and the Bank further acknowledge and agree that nothing in this Agreement shall be construed to require arbitration of any claim for workers' compensation or unemployment compensation.

    P. LEGAL CONSULTATION

    Each party acknowledges that it has carefully read this Agreement, that it has had an opportunity to consult with his or its attorney concerning the meaning, import and legal significance of this Agreement, that it understands the terms of the Agreement, that all understandings and agreements between the Executive and the Company and the Bank relating to the subjects covered in this Agreement are contained in it, and that it has entered into the Agreement voluntarily and not in reliance on any promises or representations other than those contained in this Agreement.

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    Q. MISCELLANEOUS

    The Executive shall make himself available, upon the request of the Company or the Bank, to testify or otherwise assist in litigation, arbitration, or other disputes involving the Company or the Bank, or any of the directors, officers, employees, subsidiaries, or affiliates of either, at no additional cost, during the term of this Agreement and at any time following the termination of this Agreement.

    The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

    In the event either party institutes arbitration or litigation to enforce or protect its rights under this Agreement, the prevailing party in such arbitration or litigation shall be entitled, in addition to all other relief, to reasonable attorneys fees, out-of-pocket costs, disbursements, and arbitrator's fees relating to such arbitration or litigation.

    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

    R. NOTICES

    All notices and other communications required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly given if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by United States mail, or (d) sent by facsimile transmission followed by a confirmation copy delivered by recognized overnight courier service the next day. Such notices, requests, consents and other communications shall be sent to the respective parties as follows (or at such other address for a party as shall be specified by like notice to the other party):

                  If to the Company or the Bank:

                  Semoran Financial Corporation
                  Attention: J. Michael Bass
                  PrimeQuest Wealth Management
                  555 Winderley Place, Suite 300
                  Maitland, FL 32751
                  FAX: (866) 584-4062

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                  If to Executive:

                  Malcolm S. MacDiarmid
                  1723 Gulfside Drive
                  Winter Park, FL 32792
                  FAX: __________________

    Any notice or other communication given pursuant to this Agreement shall be effective (i) in the case of personal delivery or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit with the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of a recognized overnight courier service, one (1) business day after delivery to the courier service, together with payment of all appropriate fees or charges and proper instructions for overnight delivery.

    The provisions of provisions of paragraphs 10, 11, 12, 15, 19-22, 24-29, 31, 32, and 34-36 shall survive the termination of this Agreement.

EXECUTED ON THIS DATE FIRST WRITTEN ABOVE.

EXECUTIVE
___________________________ Witness	_____________________________________ Malcolm S. MacDiarmid Date
SEMORAN FINANCIAL CORPORATION
___________________________ Witness	_____________________________________ Robert C. Hartnett, Chairman Date